Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 155 to the Registration Statement on Form N–1A of Fidelity Securities Fund: Fidelity Dividend Growth Fund, Fidelity Leveraged Company Stock Fund, and Fidelity Small Cap Value Fund of our reports dated September 12, 2023; Fidelity Blue Chip Value Fund, Fidelity Growth & Income Portfolio, Fidelity Small Cap Growth Fund, and Fidelity Small Cap Growth K6 Fund of our reports dated September 13, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the period ended July 31, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 21, 2023